Filed pursuant to Rule 433

Registration Nos. 333-172554 and 333-172554-01

CitiFirst

NOTES | DEPOSITS | CERTIFICATES | OTC DERIVATIVES

Offerings Brochure for Third Party Investors
December 2012

2	CitiFirst Offerings Brochure | December 2012

For all offerings documented here in (other than the Market-Linked Certificates of Deposit):

Investment Products	Not FDCI Insured	May Lose Value	No Bank Guarantee

3	CitiFirst Offerings Brochure | December 2012

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi’s offering of investments including notes, deposits, certificates, and OTC strategies. Tailored to meet the needs of a broad range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer or guarantor, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

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6	CitiFirst Offerings Brochure | December 2012

Callable 3-Month U.S. Dollar LIBOR and Russell 2000® Index Linked Range Accrual Notes

Indicative Terms*
Issuer:	Citigroup Funding Inc.
Guarantor:	Any payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the notes are not principal protected, you may lose the entire stated principal amount of your notes.
Notes:	Callable 3-Month U.S. Dollar LIBOR and Russell 2000® Index Linked Range Accrual Notes due December , 2032
Underlying Index:	Russell 2000® Index
Issue Price:	$1,000 per security
Pricing Date:	December 17, 2012
Deposit Date:	December 20, 2012
Payment at maturity:	$1,000 per note, plus any accrued and unpaid interest
Maturity Date:	Unless earlier redeemed, December , 2032 (expected to be December 20, 2032). If the maturity date is not a business day, then the payment required to be made on the maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the maturity date. No additional interest will accrue as a result of delayed payment.
Interest Payment:

For each quarterly accrual period, the notes will pay a contingent coupon at an annual rate equal to (a) the relevant contingent interest rate for that accrual period multiplied by (b) the number of accrual days divided by the number of elapsed days during that accrual period.

The “relevant contingent interest rate” for any accrual period means:

•    from and including December     , 2012 (expected to be December 20, 2012) to but excluding December     , 2017 (expected to be December 20, 2017), 6.00% per annum;

•    from and including December     , 2017 (expected to be December 20, 2017) to but excluding December     , 2022 (expected to be December 20, 2022), 7.00% per annum;

•    from and including December     , 2022 (expected to be December 20, 2022) to but excluding December     , 2027 (expected to be December 20, 2027), 8.00% per annum; and

•    from and including December     , 2027 (expected to be December 20, 2027) to but excluding the maturity date, 9.00% per annum,

During each quarterly accrual period, contingent interest will accrue on the notes only on each day during that accrual period on which both (i) the LIBOR reference rate is within the LIBOR reference rate range and (ii) the closing level of the underlying index is greater than or equal to the index reference level. If on each day for an entire accrual period either the LIBOR reference rate is outside the LIBOR reference rate range or the closing level of the underlying index is less than the index reference level, then no interest will accrue on the notes for that accrual period and you will not receive any interest payment on the related interest payment date. Additionally, if either the LIBOR reference rate is outside the LIBOR reference rate range or the closing level of the underlying index is less than the index reference level on any elapsed day during a particular accrual period, the per annum interest payable for that accrual period, if any, will be less, and possibly significantly less, than the relevant contingent interest rate for that accrual period.

It is possible that the LIBOR reference rate could remain outside the LIBOR reference rate range or the closing level of the underlying index could remain below the index reference level for extended periods of time or even throughout the term of the notes so that the interest you receive will be 0.00% per annum. The interest rate is a variable rate that may be as low as 0.00% for any particular accrual period.

Interest payment dates:	The day of each March, June, September and December (expected to be the 20th day), beginning March , 2013 (expected to be March 20, 2013). If any such date is not a business day, then the interest payment to be made on that interest payment date will be made on the next succeeding business day with the same force and effect as if made on that interest payment date, and no additional interest will accrue as a result of such delayed payment.
LIBOR reference rate:	On any day, the level of 3-month U.S. Dollar LIBOR appearing on Reuters page “LIBOR01” at 11:00 a.m., London, England time, on such day, or if not available on such day, as set forth in the definition of “accrual day” below.

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LIBOR Reference Rate Range:	0.00% to 6.00%, inclusive
Index reference level:	75.00% of the level of the underlying index on the Pricing Date
Accrual period:	The period from and including December , 2012 (expected to be December 20, 2012) to but excluding the immediately following interest payment date, and each successive period from and including an interest payment date to but excluding the next interest payment date.
Accrual day:

An elapsed day on which both (i) the LIBOR reference rate is within the LIBOR reference rate range and (ii) the closing level of the underlying index is greater than or equal to the index reference level.

For the last four business days in an accrual period, the LIBOR reference rate and the closing level of the underlying index will not be observed and will be assumed to be the same as the LIBOR reference rate or the closing level of the underlying index, as applicable, on the elapsed day immediately preceding such unobserved days. If the LIBOR reference rate or the closing level of the underlying index is not available on an elapsed day for any reason (including weekends and holidays), then the LIBOR reference rate and the closing level of the underlying index for such elapsed day will be assumed to be the same as the LIBOR reference rate or the closing level of the underlying index, as applicable, on the elapsed day immediately preceding such elapsed day.

Elapsed day:	Each calendar day during the relevant accrual period
Call right:	We may call the notes, in whole and not in part, for mandatory redemption on any quarterly interest payment date beginning on December , 2014 (expected to be December 20, 2014) upon not less than five business days’ notice. Following an exercise of our call right, you will receive an amount in cash equal to 100% of the stated principal amount of notes you then hold on that interest payment date, plus accrued and unpaid interest, if any. If we call the notes on an interest payment date that is not a business day, your payment will be made on the next succeeding business day with the same force and effect as if made on that interest payment date, and no additional interest will accrue as a result of such delayed payment.
CUSIP:	1730T0ZV4
Listing:	The Notes will not be listed on any exchange. You should not invest in the notes unless you are willing to hold them to maturity.
Selling Concession:	up to 5.00%

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Investor Profile

Investor Seeks:		Investor Can Accept:

¡	Quarterly interest payments	¡	A holding period of approximately 20 years

¡	A callable long-term interest rate and equity index-linked investment	¡	The possibility of losing part or all of the principal amount invested if not held to maturity

		¡	The complete description of the risks associated with this investment as outlined in the “Risk Factors” section of the applicable preliminary pricing supplement

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

8	CitiFirst Offerings Brochure | December 2012

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of CONSOL Energy, Inc. (“CNX”)

Indicative Terms*
Issuer:	Citigroup Funding Inc.
Guarantor:	Any payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the notes are not principal protected, you may lose the entire stated principal amount of your notes.
Notes:	Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of CONSOL Energy, Inc. due December , 2013
Underlying shares:	Shares of the common stock of CONSOL Energy, Inc (NYSE Symbol: “CNX”).
Issue price:	$1,000 per security
Pricing date:	December , 2012 (expected to be December 17, 2012)
Issue date:	December , 2012 (three business days after the pricing date).
Valuation dates:	Expected to be March 17, 2013, June 17, 2013, September 17, 2013 and December 17, 2013 (the “final valuation date”) , subject to postponement for non-scheduled trading days and certain market disruption events.
Maturity date:	December , 2013 (expected to be December 19, 2013)
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 3.25% to 3.75% of the stated principal amount of the securities (equal to an annualized rate of 13.00% to 15.00%) if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the downside threshold price. The actual contingent coupon rate will be determined on the pricing date. If the closing price of the underlying shares on any quarterly valuation date is less than the downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing price of the underlying shares is less than the downside threshold price on all eight quarterly valuation dates, you will not receive any contingent coupon payments over the term of the securities.
Contingent coupon payment dates:	The contingent coupon payment date for any valuation date will be the third business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date.
Automatic early redemption:	If, on any of the first seven quarterly valuation dates, the closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed on the related contingent coupon payment date for an amount in cash per security equal to $1,000 plus the related contingent coupon payment. In that case, you will not receive any additional contingent coupon payments following the redemption.
What you receive at maturity per security:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold:

•   If the final share price is greater than or equal to the downside threshold price: $1,000 plus the contingent coupon payment due at maturity.

•   If the final share price is less than the downside threshold price: a fixed number of underlying shares equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date).

If the final share price is less than the downside threshold price, you will receive underlying shares (or, if you elect, cash) worth at least 80% less than the stated principal amount of your securities, and possibly nothing, at maturity and you will not receive any contingent coupon payment at maturity.

Initial share price:	, the closing value of the underlying shares on the pricing date.
Final share price:	The closing value of the underlying shares on the valuation date.
Equity ratio:	, the stated principal amount divided by the initial share price, subject to antidilution adjustments for certain corporate events.
Downside threshold price:	, 80% of the initial share price
Cash election right:	If you wish to exercise your cash election right, you must do so no later than five business days prior to the maturity date. Please refer to “Description of the Securities—What You Receive at Maturity” in the applicable pricing supplement for more information.
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	1730T0ZW2
Selling Concession:	up to 1.50%

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For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Investor Profile

Investor Seeks:		Investor Can Accept:

¡	Contingent interest payment	¡	A holding period of approximately 1.0 year

¡	A short-term equity-linked investment	¡	The possibility of losing all of the principal amount invested

		¡	The complete description of the risks associated with this investment as outlined in the “Risk Factors” section of the applicable preliminary pricing supplement

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

10	CitiFirst Offerings Brochure | December 2012

Buffered Digital Plus Securities Based on the Russell 2000® Index

Indicative Terms*

Issuer:	Citigroup Funding Inc.
Guarantor:	Any payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the notes are not principal protected, you may lose the entire stated principal amount of your notes.
Index:	Russell 2000® Index (Bloomberg Symbol: “RTY”)
Issue price:	$1,000 per security
Pricing date:	December , 2012 (expected to be December 17, 2012)
Issue date:	December , 2012 (three business days after the pricing date).
Valuation date:	June , 2016 (expected to be June 17, 2016), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	June , 2016 (expected to be June 22, 2016)
Payment at maturity:

For each $1,000 security you hold at maturity:

¡  If the final index level is greater than or equal to the initial index level:

$1,000 + the greater of (i) the fixed return amount and (ii) $1,000 × the index percent increase, subject to the maximum return at maturity

¡  If the final index level is less than the initial index level by an amount less than or equal to the buffer amount:

$1,000

¡  If the final index level is less than the initial index level by an amount greater than the buffer amount:

($1,000 × the index performance factor) + $100

If the final index level declines from the initial index level by more than 10%, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	, the closing value of the index on the pricing date.
Final index level:	The closing value of the index on the valuation date.
Fixed return amount:	$260 per security (26% of the stated principal amount). You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level.
Index percent change:	(final index level – initial index level) / initial index level
Index performance factor:	final index level / initial index level
Buffer amount:	10%
Maximum return at maturity:	50% to 55%. Because of the maximum return at maturity, the payment at maturity will not exceed $1,500 to $1,550 per security. The actual maximum return at maturity will be determined on the pricing date.
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	1730T0ZT9
Selling Concession:	up to 3.00%

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

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Investor Profile

Investor Seeks:		Investor Can Accept:

¡	Fixed return amount	¡	A holding period of approximately 3.5 years

¡	A medium-term equity index-linked investment	¡	The possibility of losing all of the principal amount invested

		¡	Please review the “Risk Factors” section of the applicable preliminary pricing supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

12	CitiFirst Offerings Brochure | December 2012

Enhanced Barrier Digital Plus Securities Based on the S&P 500® Index

Indicative Terms*

Issuer:	Citigroup Funding Inc.
Guarantor:	Any payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the notes are not principal protected, you may lose the entire stated principal amount of your notes.
Index:	S&P 500® Index
Issue price:	$1,000 per security
Pricing date:	December , 2012 (expected to be December 17, 2012)
Issue date:	December , 2012 (three business days after the pricing date).
Valuation date:	December , 2017 (expected to be December 18, 2017), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	December , 2017 (expected to be December 21, 2017)
Payment at maturity:

For each $1,000 security you hold at maturity:

¡  If the final index level is greater than or equal to the barrier level:

$1,000 + the greater of (i) the contingent minimum return amount and (ii) $1,000 × the index percent change

¡  If the final index level is less than the barrier level:

$1,000 × the index performance factor

If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $650 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	, the closing value of the index on the pricing date.
Final index level:	The closing value of the index on the valuation date.
Barrier level:	, 65% of the initial index level
Contingent minimum return amount:	$200 to $240 per security (20% to 24% of the stated principal amount). The actual fixed return amount will be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than the barrier level.
Index percent change:	(final index level – initial index level) / initial index level
Index performance factor:	final index level / initial index level
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	1730T0ZU6
Selling Concession:	up to 3.00%

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

13	CitiFirst Offerings Brochure | December 2012

Investor Profile

Investor Seeks:		Investor Can Accept:

¡	Contingent minimum coupon	¡	A holding period of approximately 5.0 years

¡	A medium-term equity index-linked investment	¡	The possibility of losing all of the principal amount invested

		¡	Please review the “Risk Factors” section of the applicable preliminary pricing supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

14	CitiFirst Offerings Brochure | December 2012

Callable Barrier Range Accrual Notes Linked to the Russell 2000® Index

Indicative Terms*

Issuer:	Citigroup Funding Inc.
Guarantor:	Any payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, because the notes are not principal protected, you may lose the entire stated principal amount of your notes.
Index:	Russell 2000® Index
Issue price:	$1,000 per note
Pricing date:	December , 2012 (expected to be December 17, 2012)
Issue date:	December , 2012 (three business days after the pricing date).
Maturity date:	Unless earlier redeemed, December , 2022 (expected to be December 22, 2022). If the maturity date is not a business day, then the payment required to be made on the maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the maturity date. No additional interest will accrue as a result of delayed payment.
Redemption:	We may redeem the notes, in whole and not in part, on any interest payment date on or after December , 2014 (expected to be December 22, 2014) for cash equal to 100% of the stated principal amount of the notes, plus accrued and unpaid interest to but excluding the date of such redemption, if any. If we decide to redeem the notes prior to maturity, we will give you notice at least five business days before the redemption date specified in the notice.
Payment at maturity per note:

In addition to the final interest payment, if any:

¡     If the final index level is greater than the barrier level:

$1,000

¡     If the final index level is less than or equal to the barrier level:

$1,000 × the index performance factor

If the final index level is less than or equal to the barrier level, this amount will be less than or equal to $700 per note and possibly zero.

Initial index level:	, the closing value of the index on the pricing date.
Final index level:	The closing value of the index on the valuation date.
Barrier level:	, 70% of the Underlying Equity Index on the Pricing Date
Index performance factor:	A fraction equal to the final index level divided by the initial index level. Because the index performance factor will only be calculated if the final index level is less than or equal to the barrier level, the index performance factor will be less than or equal to 70%.
Contingent monthly coupon:

For each accrual period, 9.00% per annum × (the number of accrual days / the number of elapsed days during that accrual period)

If on each index business day during an entire accrual period the closing level of the underlying index is less than or equal to the barrier level, then the contingent monthly coupon will be zero, and you will not receive any interest payment on the related interest payment date. If on any index business day during a particular accrual period the closing level of the underlying index is less than or equal to the barrier level, the contingent monthly coupon for that accrual period, if any, will be less, and possibly significantly less, than 9.00% per annum.

It is possible that the closing level of the underlying index could remain at or below the barrier level for extended periods of time or even throughout the term of the notes so that you will not receive any interest during the term of the notes.

The contingent monthly coupon is variable and may be as low as 0.00% or as high as 9.00% per annum for any particular accrual period.

Interest payment amounts:	The interest payment amount per note for any monthly accrual period will equal the product of $1,000 and the per annum contingent monthly coupon applicable to that monthly accrual period divided by 12.

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Interest payment dates:	The third business day following each valuation date, except that the final interest payment date will be the maturity date

Valuation dates:

The (expected to be the 17th) of each month, beginning January , 2013 (expected to be January 17, 2013), subject to postponement for non-index business days. We refer to the last valuation date as the “final valuation date,” which is subject to postponement for non-index business days and certain market disruption events.

Accrual period:	The period from but excluding the pricing date to and including the first valuation date, and each successive period from but excluding a valuation date to and including the next valuation date

Accrual day:	An elapsed day on which the closing level of the underlying index is greater than the barrier level

Elapsed day:	Each index business day during the relevant accrual period

Listing:	The note will not be listed on any securities exchange.

CUSIP:	1730T0ZS1

Selling Concession:	up to 5.00%

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Investor Profile

Investor Seeks:		Investor Can Accept:

¡	Contingent minimum coupon	¡	A holding period of approximately 10.0 years

¡	A callable long-term equity index-linked investment	¡	The possibility of losing all of the principal amount invested

		¡	Please review the “Risk Factors” section of the applicable preliminary pricing supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

16	CitiFirst Offerings Brochure | December 2012

General Overview of Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/Notes	1-3 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Safety First Trust Certificates	3-6 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; sometimes the maximum return is capped

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-2 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero
PACERSSM	1-3 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero
LASERSSM	3-4 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

*All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

17	CitiFirst Offerings Brochure | December 2012

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer and guarantor, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer or guarantor, if applicable, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer, the guarantor, if applicable, and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Funding Inc.

Issuer’s Registration Statement Number: 333-172554

Issuer’s CIK on the SEC Website: 0001318281

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-877-858-5407.

18	CitiFirst Offerings Brochure | December 2012

Overview of Key Benefits

and Risks of CitiFirst Investments

Benefits

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Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

¡	Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

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The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

¡	Potential for Loss

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The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer or guarantor credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

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The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

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Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

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Issuer or Guarantor Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer or guarantor.

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Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

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Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer or guarantor of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

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Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

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Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

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Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

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The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Global Markets Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

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Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

19	CitiFirst Offerings Brochure | December 2012

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Global Markets Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a

family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless explicitly stated in the offering document(s) and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

20	CitiFirst Offerings Brochure | December 2012

Notes

To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-7005 and +1 (212) 723-7288

For more information, please go to www.citifirst.com

Standard & Poor’s,” “S&P 500®,” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Funding.

“Russell 2000® Index” is a trademark of the Russell Investment Group and has been licensed for use by Citigroup Funding.

©2012 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its subsidiaries and are used and registered throughout the world.